Exhibit 10.1

COTTONWOOD COMMUNITIES, INC.

2022 EQUITY INCENTIVE PLAN

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7.	Restricted Stock Units		11

	7.1	Grant of Restricted Stock Unit Awards	11

	7.2	Purchase Price	12

	7.3	Vesting	12

	7.4	Voting Rights, Dividend Equivalent Rights, and Distributions	12

	7.5	Effect of Termination of Service	13

	7.6	Settlement of Restricted Stock Unit Awards	13

	7.7	Nontransferability of Restricted Stock Unit Awards	13

8.	Other Stock-Based Awards		13

9.	Change in Control; Dissolution or Liquidation		14

	9.1	Effect of Change in Control on Awards	14

	9.2	Dissolution or Liquidation	16

10.	Tax Withholding		16

	10.1	Tax Withholding in General	16

	10.2	Withholding in or Directed Sale of Shares	16

	10.3	Section 83(i) Election Not Permitted	17

11.	Compliance with Section 409A		17

12.	Compliance with Securities Law		17

13.	Amendment or Termination of Plan or an Award		17

14.	Miscellaneous Provisions		18

	14.1	Restrictions on Transfer of Shares	18

	14.2	Forfeiture Events	19

	14.3	Change in Time Commitment	19

	14.4	Rights as Employee, Consultant or Director	19

	14.5	Rights as a Stockholder	19

	14.6	Delivery of Title to Shares	19

	14.7	Fractional Shares	20

	14.8	Retirement and Welfare Plans	20

	14.9	Severability	20

	14.10	No Constraint on Corporate Action	20

	14.11	Unfunded Obligation	20

	14.12	Choice of Law	20

	14.13	Corporate Records	21

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COTTONWOOD COMMUNITIES, INC.

2022 EQUITY INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The Cottonwood Communities, Inc. 2022 Equity Incentive Plan (the “Plan”) is established effective as of May 22, 2022 (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing Services for the Participating Company Group.

1.3 Term of Plan. Unless earlier terminated by the Board in accordance with Section 13 below, the Plan will continue in effect for ten (10) years from the later of (a) the Effective Date or (b) the most recent Board approval of an increase in the maximum aggregate number of shares of Stock issuable under the Plan.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Certain capitalized terms used in this Plan have the following meanings:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means a Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit Award or Other Stock-Based Award.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant containing the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company or any Committee appointed to administer the Plan.

(e) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company that is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or that impairs the Participant’s ability to perform his or her duties with a Participating Company.

(f) “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(w)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; provided, however, that a Change in Control does not include (i) a transaction described in this Section 2.1(f) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction consists of Incumbent Directors, or (ii) a transaction with the principal purpose of (1) changing the jurisdiction of the Company’s incorporation, (2) creating a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (3) obtaining funding for the Company in a financing transaction that is approved by the Board. For purposes of the preceding sentence, indirect beneficial ownership includes an interest resulting from ownership of the voting securities of one or more corporations, limited liability companies or other entities that own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board will determine whether multiple events described in this Section 2.1(f) are related and to be treated in the aggregate as a single Change in Control, and its determination will be final, binding and conclusive.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines.

(h) “Committee” means the compensation committee or other committee or subcommittee of the Board appointed to administer the Plan and having the powers specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee has all of the powers of the Board granted by the Plan.

(i) “Company” means Cottonwood Communities, Inc., a Maryland corporation, and any successor thereto.

(j) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that (i) the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act, or (ii) the Company would be eligible to offer or sell securities to such person pursuant to the Plan without registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or another applicable exemption.

(k) “Director” means a member of the Board.

(l) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(m) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Board or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither Service as a Director nor payment of a director’s fee is sufficient to constitute employment for purposes of the Plan. The Company will determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of the individual’s commencement of employment and/or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, the Company’s determination will be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower purchase prices and different terms), Awards of a different type or cash, (ii) Participants have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Board, or (iii) the purchase price of an outstanding Award is increased or reduced. The Board will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company, subject to the following:

(i) If, on such date, the Stock is listed or quoted on a securities exchange or quotation system, the Fair Market Value of a share of Stock will be the closing price of a share of Stock as quoted on the securities exchange or quotation system constituting the primary market for the Stock, as reported by a source the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established will be the last day on which the Stock was traded or quoted prior to the relevant date, or another appropriate day as determined by the Board, in its discretion.

(ii) If, on such date, the Stock is not listed or quoted on a securities exchange or quotation system, the Fair Market Value of a share of Stock will be the most recently determined net asset value (“NAV”) per share as determined pursuant to the valuation guidelines, as amended from time to time, adopted by the Board; provided, however that, if either (A) NAV has not been determined within the immediately preceding forty-five (45) days, or (B) the Board determines that following the NAV any events or conditions may have materially impacted the value of the Stock, then the Fair Market Value of a share of Stock will instead be determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(r) “Incumbent Director” means a Director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a Director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of Directors of the Company).

(s) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(t) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (ii) to comply with other applicable laws.

(u) “Officer” means any person designated by the Board as an officer of the Company.

(v) “Other Stock-Based Award” means an Award based in whole or in part by reference to Stock granted pursuant to Section 8.

(w) “Ownership Change Event” means the occurrence of any of the following: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(x) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(y) “Participant” means any eligible person who has been granted one or more Awards.

(z) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(aa) “Participating Company Group” means, at any point in time, all entities collectively that are then Participating Companies.

(bb) “Restricted Stock Award” means an Award in the form of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(cc) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 6.

(dd) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 6.

(ee) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 7 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Board.

(ff) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(gg) “Section 409A” means Section 409A of the Code.

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Service” means a Participant’s employment or service-based engagement with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise set forth in a Participant’s Award Agreement, a Participant’s Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service will not be deemed to have been interrupted or terminated if the Participant takes any vacation, military leave, sick leave or other bona fide leave of absence approved by the Company. A Participant’s Service will be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, will determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(jj) “Stock” means the Class I common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(kk) “Stockholders Agreement” means any share restriction agreement, stockholders agreement, voting agreement, right of first refusal and co-sale agreement, or other agreement between the Company and its stockholders as may be in effect from time to time, in each case, as may be amended, restated or replaced from time to time.

(ll) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(mm) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(nn) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles in this Plan are for convenience only and do not affect the meaning or interpretation of any of its provisions. Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Board. The Plan is administered by the Board. All questions of interpretation of the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in administering the Plan or any Award will be determined by the Board, and such determinations will be final, binding and conclusive upon all persons having an interest in the Plan or such Award and must be afforded the maximum deference permitted by law. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) will be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan will be paid by the Company.

3.2 Authority to Delegate. The Board may delegate some or all of its authority and responsibility under the Plan to a Committee. To the extent permitted by applicable law, the Board may, in its discretion, delegate to a committee consisting of one or more Officers the authority to grant one or more Awards, without further approval of the Board, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Board may determine; provided, however, that (a) the Board will fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award will be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board and will conform to the provisions of the Plan, and (c) each such Award will conform to such other limits and guidelines as may be established from time to time by the Board. Any Officer will have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of the Company under the Plan, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board will have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the times at which, Awards are granted and the number of shares of Stock or units to subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired pursuant thereto, including, without limitation, (i) the purchase price of shares pursuant to any Award, (ii) the method of payment for shares of Stock purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the purchase or vesting of any Award or any shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, (vii) to include a provision whereby the shares of Stock resulting from an Award are subject to a requirement that they be voted in favor of and, if applicable, transferred in connection with a Change in Control provided certain conditions are met, as set forth in the applicable Award Agreement, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired pursuant thereto, provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing;

(h) to institute and determine the terms and conditions of an Exchange Program;

(i) to accelerate, continue, extend or defer the vesting of any Award or any shares of Stock acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service, provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, and to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take all other actions with respect to the Plan or any Award that the Board deems advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5 Indemnification. To the maximum extent permitted by applicable law and by the Company’s charter and by-laws, the Board, Officers and employees of the Participating Company Group to whom authority to act for the Board or the Committee with respect to the Plan is delegated, will be indemnified by the Company in respect of all their activities taken in good faith under the Plan.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan will be Three Hundred Thousand (300,000) shares and such shares may consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price or is surrendered pursuant to an Exchange Program, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock will again be available for issuance under the Plan. Shares of Stock will not be treated as issued pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 10.2.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments must be made in the number and kind of shares subject to the Plan and to any outstanding Awards, and in the purchase price per share under any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares that are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the purchase price per share of, the outstanding Awards will be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section will be rounded down to the nearest whole number, and the purchase price per share will be rounded up to the nearest whole cent. In no event may the purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. Such adjustments will be determined by the Board, and its determination will be final, binding and conclusive upon all persons having an interest therein.

4.4 Assumption or Substitution of Awards. The Board may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. ELIGIBILITY AND PARTICIPATION.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section will not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

6. RESTRICTED STOCK AWARDS.

Each Restricted Stock Award must be evidenced by an Award Agreement specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Board establishes. The Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

6.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board determines, including the attainment of one or more performance goals.

6.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right will be established by the Board in its discretion. No monetary payment (other than applicable tax withholding) is required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which is services actually rendered to a Participating Company or for its benefit. However, if required by applicable state corporate law, the Participant must furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

6.3 Purchase Period. A Restricted Stock Purchase Right is exercisable within a period established by the Board not exceeding 30 days from the effective date of the grant of the Restricted Stock Purchase Right.

6.4 Payment of Purchase Price. Payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right must be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

6.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria established by the Board and set forth in the Award Agreement. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 6.8. Upon request by the Company, each Participant must execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock and must promptly present to the Company any and all certificates representing shares of Stock for the placement on such certificates of appropriate legends evidencing such transfer restrictions.

6.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 6.5, and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant will have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions will be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise will be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award will be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

6.7 Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company will have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right that remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant will forfeit to the Company for no consideration any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company will have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

6.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award will not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder will be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

7. RESTRICTED STOCK UNITS.

Each Restricted Stock Unit Award must be evidenced by an Award Agreement specifying the number of Restricted Stock Units subject to the Award, in such form as the Board establishes. The Award Agreements may incorporate all or any of the terms of the Plan by reference and must comply with and will be subject to the following terms and conditions:

7.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Board determines, including the attainment of one or more performance goals.

7.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) is required as a condition of receiving a Restricted Stock Unit Award, the consideration for which is services actually rendered to a Participating Company or for its benefit. However, if required by applicable state corporate law, the Participant must furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

7.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria established by the Board and set forth in the Award Agreement.

7.4 Voting Rights, Dividend Equivalent Rights, and Distributions. Participants will have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Board, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, will be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Board. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited will be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units will be subject to the same terms and conditions and will be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments will be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same Vesting Conditions as are applicable to the Award.

7.5 Effect of Termination of Service. Unless otherwise provided by the Board and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant will forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

7.6 Settlement of Restricted Stock Unit Awards. The Company will issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Board in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 7.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date will be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Board, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant must be set forth in the Award Agreement. Notwithstanding the foregoing, the Board, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

7.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award will not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder will be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

8. OTHER STOCK-BASED AWARDS.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Stock, including the appreciation in value thereof, may be granted either alone or in addition to other Awards. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards.

9. CHANGE IN CONTROL; DISSOLUTION OR LIQUIDATION.

9.1 Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards will be subject to the definitive agreement entered into by the Company in connection with the Change in Control or as otherwise determined by the Board, including any requirement thereunder that the Participant sign a letter of transmittal, cancellation agreement, release of claims or other similar acknowledgement or agreement. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award).

(a) Accelerated Vesting. The Board may take any action it deems appropriate to provide for acceleration of the exercisability and/or vesting in connection with a Change in Control of each or any outstanding Award (or portion thereof) and shares acquired pursuant any Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Board determines.

(b) Assumption, Continuation or Substitution of Awards. The Board may arrange for the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any Award (or portion thereof) outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock. The holder of any Award (or portion thereof) that is neither assumed, continued by, or substituted for by the Acquiror in connection with the Change in Control will be given reasonable advance notice by the Company (in writing or electronically) regarding the treatment of such Award in the Change in Control and, to the extent any such Award is not exercised as of the time of consummation of the Change in Control, such Award will terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. For the purposes of this subsection (b), an Award will be considered assumed, continued, or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Acquiror or its Parent, the Board may provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to such Award, to be solely common stock of the Acquiror or its Parent equal in Fair Market Value to the per share consideration received by holders of Stock in the Change in Control. Notwithstanding anything in this subsection (b) to the contrary, and unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(c) Assignment or Lapse of Reacquisition or Repurchase Rights. The Board may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.

(d) Cancellation. In its discretion, the Board may cancel or arrange for the cancellation of any Awards, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Board.

(e) Cash-Out of Outstanding Awards. The Board may determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, must be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis including pursuant to an escrow, earn-out, holdback or similar arrangement applicable to Company stockholders generally, the Board may, in its sole discretion, (i) determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration, or (ii) subject such consideration to the contingencies or delayed payments terms, including pursuant to an escrow, earn-out, holdback or similar arrangement, applicable to Company stockholders generally in the Change in Control. In the event a determination under this subsection (e) is made by the Board, an Award having a purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof.

(f) Award Subject to Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A would become payable under this Plan by reason of a Change in Control, such amount will become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award that constitutes Section 409A deferred compensation and that would vest and otherwise become payable upon a Change in Control in accordance with Section 9.1(a) will vest to the extent provided by such Award but will be converted automatically at the effective time of the Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule or otherwise at the earliest time that would not result in taxation under Section 409A, an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Treatment of Awards. In taking any of the actions permitted under this Section 9.1, the Board will not be required to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly in the Change in Control transaction.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

10. TAX WITHHOLDING.

10.1 Tax Withholding in General. The Company has the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company has no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

10.2 Withholding in or Directed Sale of Shares. The Company has the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise, vesting or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures after taking into consideration any applicable accounting consequences or cost. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Participating Company in cash.

10.3 Section 83(i) Election Not Permitted. The Company will not establish an escrow arrangement in accordance with Section 83(i)(3)(A)(ii) of the Code intended to satisfy the income tax withholding requirements with respect to qualified stock. Accordingly, no Participant will be permitted to make an election under Section 83(i) of the Code with respect to any shares of Stock acquired upon the exercise of any Restricted Stock Purchase Right or upon the settlement of Restricted Stock Units.

11. COMPLIANCE WITH SECTION 409A.

The Plan and all Awards are intended to comply with, or otherwise be exempt from, Section 409A. The Plan and all Awards will be administered, interpreted, and construed in a manner consistent with Section 409A, as determined by the Company in good faith, to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with any Award that may result in nonqualified deferred compensation within the meaning of Section 409A will comply in all respects with the applicable requirements of Section 409A. Notwithstanding the foregoing, neither the Company nor the Board will have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A, and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.

12. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award will be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act will at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13. AMENDMENT OR TERMINATION OF PLAN OR AN AWARD.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there must be no amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan may affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan or any Award may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

14. MISCELLANEOUS PROVISIONS.

14.1 Restrictions on Transfer of Shares.

(a) Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company will have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant will execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and will promptly present to the Company any and all certificates representing shares of Stock for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(b) Notwithstanding the provisions of any Award Agreement to the contrary, at any time prior to the date on which the Stock is listed on a national securities exchange (as such term is used in the Exchange Act) or is traded on the over-the-counter market and prices therefore are published daily on business days in a recognized financial journal, the Board may prohibit any Participant who acquires shares of Stock pursuant to the Plan or any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any such shares (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent to any Transfer for any reason, including without limitation any Transfer (i) to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly, or (ii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; or (iii) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; or (iv) if such Transfer is to be effected in a brokered transaction; or (v) if such Transfer would be of less than all of the shares of Stock then held by the stockholder and its affiliates or is to be made to more than a single transferee.

14.2 Forfeiture Events. The Board may determine that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of Service for Cause, any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Board may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable law. No recovery of compensation pursuant to the foregoing provisions will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

14.3 Change in Time Commitment. In the event that a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and experiences a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by applicable law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

14.4 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, will have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan will confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award will in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

14.5 Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

14.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company will issue or cause to be issued the shares of Stock acquired pursuant to an Award and will deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

14.7 Fractional Shares. The Company will not be required to issue fractional shares upon the exercise or settlement of any Award.

14.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation will be taken into account in computing a Participant’s benefits.

14.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan is held invalid, illegal or unenforceable in any respect, such provision will be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan will not in any way be affected or impaired thereby.

14.10 No Constraint on Corporate Action. Nothing in this Plan will be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

14.11 Unfunded Obligation. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan are considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company will be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company will retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Board or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants will have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

14.12 Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement will be governed by the laws of the State of Maryland, without regard to its conflict of law rules.

14.13 Corporate Records. Corporate action constituting the grant of an Award to any Participant will be deemed completed as of the date of such corporate action, unless a later effective date is expressly provided by the Board in granting the Award, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (including, without limitation, Board written consents in lieu of a meeting, resolutions, or minutes) documenting the corporate action constituting the grant of the Award contain terms (including, without limitation, the purchase price, vesting schedule or number of shares) that are inconsistent with those contained in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documents, the corporate records will control, and the Participant will have no legally binding right to the incorrect term contained in the Award Agreement or related grant documents.

PLAN HISTORY AND NOTES TO COMPANY

March 22, 2022	Board adopts Plan, with an initial reserve of 300,000 shares.